SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JABIL CIRCUIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person (s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JABIL CIRCUIT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on January 20, 2005

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jabil Circuit, Inc., a Delaware corporation (“Jabil”), will be held on Thursday, January 20, 2005, at 10:00 a.m., local time, in the Sunset Ballroom at the Vinoy Country Club located at 600 Snell Isle Boulevard, St. Petersburg, Florida 33704 for the following purposes:

     1. To elect eight directors to serve for the ensuing year or until their successors are duly elected and qualified;

     2. To ratify the appointment of KPMG LLP as Jabil’s independent registered public accountants for the fiscal year ending August 31, 2005; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Jabil’s board of directors intends to present the following eight nominees for director at the Annual Meeting: William D. Morean, Thomas A. Sansone, Timothy L. Main, Lawrence J. Murphy, Mel S. Lavitt, Steven A. Raymund, Frank A. Newman and Laurence S. Grafstein. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 22, 2004 are entitled to notice of and to vote at the Annual Meeting.

     A list of all stockholders entitled to vote at the 2004 Annual Meeting will be available for examination at the Office of General Counsel of Jabil Circuit, Inc., at 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716, for the ten days before the meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting.

     You have the option to receive future proxy materials electronically via the Internet. You may choose to do so by following the simple instructions contained in this mailing. Offering electronic delivery of future annual reports and proxy statements is not only cost-effective for Jabil but is also friendlier to the environment.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote your shares using one of the following methods: (1) vote through the Internet at the Web site shown on the proxy card; or (2) mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you elected to receive the 2004 proxy materials over the Internet, you will not receive a paper proxy card and you should vote online, unless you cancel your enrollment or we discontinue the availability of our proxy materials on the Internet. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

FOR THE BOARD OF DIRECTORS OF JABIL CIRCUIT, INC.

Robert L. Paver
General Counsel and Secretary

St. Petersburg, Florida
December 16, 2004

ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
OTHER INFORMATION
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PRICE PERFORMANCE GRAPH
OTHER PROCEDURAL MATTERS

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE THROUGH THE INTERNET.

JABIL CIRCUIT, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
January 20, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Jabil Circuit, Inc., a Delaware corporation (“Jabil”), for use at the Annual Meeting of Stockholders to be held on Thursday, January 20, 2005, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Sunset Ballroom at the Vinoy Country Club located at 600 Snell Isle Boulevard, St. Petersburg, Florida 33704. Jabil’s principal executive office is located at 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716, and its telephone number at that location is (727) 577-9749.

     These Proxy solicitation materials, together with Jabil’s 2004 Annual Report to Stockholders, were mailed on or about December 16, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date

     Stockholders of record at the close of business on November 22, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 201,620,786 shares of Jabil’s common stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Jabil’s common stock, see “Other Information-Share Ownership by Principal Stockholders and Management.” The closing sales price of Jabil’s common stock on the New York Stock Exchange (“NYSE”) on the Record Date was $24.83 per share.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Jabil’s Secretary a written notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet at a later date) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by Jabil. In addition, Jabil may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Jabil’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

     A majority of the shares of Jabil common stock outstanding on the Record Date must be present or represented at the Annual Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present and voting, the eight nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Therefore, abstentions and broker non-votes will have no effect on the election of directors in Proposal 1. The approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares present or represented and entitled to vote at the Annual Meeting together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes can have the effect of preventing approval of Proposal 2 where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the required quorum. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted.

Voting Results

     Votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Electronically via the Internet

     For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with EquiServe Trust Company, N.A. (“EquiServe”), Jabil’s transfer agent, may vote by mailing in the proxy or on the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/jbl. Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth on the enclosed proxy card. Votes submitted via the Internet by a registered stockholder must be received by 11:59 p.m. (Eastern Standard Time) on January 19, 2005.

     For Shares Registered in the Name of a Brokerage or Bank. A number of brokerage firms and banks are participating in a program for shares held in “street name” that offers Internet voting options. This program is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you may have already been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by 11:59 p.m. (Eastern Standard Time) on January 19, 2005. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

     These Internet voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that stockholders’ votes have been recorded properly. Stockholders voting via the Internet through either of these voting procedures should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders. Also, please be aware that Jabil is not involved in the operation of either of these Internet voting procedures and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

     You may elect to receive future notices of meetings, proxy materials and annual reports electronically via the Internet, if then made available by Jabil. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. If you have not yet enrolled in Jabil’s Internet delivery program, we strongly encourage you to do so as it is a cost-effective way for Jabil to send you proxy statement and annual report materials. Participation instructions are set forth on the enclosed proxy card. When next year’s proxy statement and annual report materials are available, you will be sent an e-mail telling you how to access them electronically.

     If you elect to access these materials via the Internet, you may still request paper copies by contacting your brokerage firm, bank or Jabil. Your participation in the new Internet program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of Jabil that are intended to be presented by such stockholders at Jabil’s 2005 Annual Meeting of Stockholders must be submitted and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and must be received by Jabil no later than August 18, 2005 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Jabil is provided with written notice of such proposal by November 1, 2005. Any proposals must be mailed to our principal executive offices located at 10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716; Attention: Corporate Secretary.

Fiscal Year End

     Jabil’s fiscal year ends August 31.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

     A board of eight directors is to be elected at the 2004 Annual Meeting. Jabil’s Board of Directors has authorized the nomination at the Annual Meeting of the persons named herein as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jabil’s eight nominees named below, all of whom are presently directors of Jabil. If any nominee of Jabil is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Jabil is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The names of Jabil’s nominees for director and certain information about them are set forth below:

Name	Age	Principal Position	Director Since
William D. Morean(1)	49	Chairman of the Board of Directors	1978
Thomas A. Sansone	55	Vice Chairman of the Board of Directors	1983
Timothy L. Main(1)	47	Chief Executive Officer, President and Director	1999
Lawrence J. Murphy	62	Director	1989
Mel S. Lavitt(2)(3)(4)	67	Director	1991
Steven A. Raymund(2)(3)(4)	49	Director	1996
Frank A. Newman(2)(3)(4)	56	Director	1998
Laurence S. Grafstein (4)	44	Director	2002

(1)	Member of the committee that administers stock option plans for non-officers and non-directors.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Nominating and Corporate Governance Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth below during the past five years. There are no family relationships among any of the directors and executive officers of Jabil. There are no arrangements or understandings between any of the persons nominated to be a director and any other persons pursuant to which any of such nominees was selected. A majority of the directors are “independent” as defined in the applicable listing standards of the NYSE.

     William D. Morean. Mr. Morean has served as Chairman of the Board of Directors since 1988 and as a director since 1978. Mr. Morean joined Jabil in 1977 and assumed management of day-to-day operations the following year. Mr. Morean was Chief Executive Officer from 1988 to September 2000. Mr. Morean has also served as Jabil’s President and Vice President and held various operating positions with Jabil.

     Thomas A. Sansone. Mr. Sansone served as President of Jabil from 1988 to January 1999 when he became Vice Chairman of the Board of Directors. Mr. Sansone joined Jabil in 1983 as Vice President and has served as a director since that time. Prior to joining Jabil, Mr. Sansone was a practicing attorney with a specialized practice in taxation. He also served as an adjunct Professor at Detroit College of Law. He holds a B.A. from Hillsdale College, a J.D. from Detroit College of Law and an LL.M. in taxation from New York University.

     Timothy L. Main. Mr. Main has served as Chief Executive Officer of Jabil since September 2000, as President since January 1999 and as a director since October 1999. He joined Jabil in April 1987 as a Production Control Manager, was promoted to Operations Manager in September 1987, to Project Manager in July 1989, to Vice President, Business Development in May 1991 and to Senior Vice President, Business Development in August 1996. Prior to joining Jabil, Mr. Main was a commercial lending officer, international division for the National Bank of Detroit. Mr. Main has earned a B.S. from Michigan State University and Master of International Management from the American Graduate School of International Management (Thunderbird).

     Lawrence J. Murphy. Mr. Murphy is an independent business consultant focusing on mergers and acquisition related matters and has served as a director of Jabil since September 1989 and as an independent consultant to Jabil from September 1997 until February 2004. From March 1992 until September 1997, Mr. Murphy served as a director of Core Industries, a diversified conglomerate where he has held various executive level positions since 1981, including Executive Vice President and Secretary. Prior to joining Core Industries, Mr. Murphy was a practicing attorney at the law firm of Bassey, Selesko, Couzens & Murphy, P.C. and a certified public accountant with the accounting firm of Deloitte & Touche. Mr. Murphy is also currently a member of the Board of Advisors for The Michigan Foundation Company, a ready-mix concrete supplier, and Baker Financial, a financial consulting services firm.

     Mel S. Lavitt. Mr. Lavitt has served as a director of Jabil since September 1991. Mr. Lavitt has been a Managing Director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992 and is currently serving as Vice Chairman and Managing Director. From June 1987 until August 1992, Mr. Lavitt was President of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Lavitt is also a director of Captiva Corporation and St. Bernard Software.

     Steven A. Raymund. Mr. Raymund has served as a director of Jabil since January 1996. Mr. Raymund began his career at Tech Data Corporation, a distributor of personal computer products, in 1981 as Operations Manager. He became Chief Operating Officer in 1984 and was promoted to the position of Chief Executive Officer of Tech Data Corporation in 1986. Mr. Raymund also serves as Chairman of the Board of Directors of Tech Data Corporation, a position he has held since 1991.

     Frank A. Newman. Mr. Newman has served as a director of Jabil since January 1998. Mr. Newman has served as the Chairman of Medical Nutrition USA, Inc., a nutrition-medicine company, since March 2003 and its Chief Executive Officer since November 2002. From January 2001 until November 2002, Mr. Newman was a private investor and advisor to health care and pharmaceutical companies. From April 2000 until January 2001, Mr. Newman was President, Chief Executive Officer and a director of more.com, an Internet pharmaceutical company. From June 1993 to June 2000, Mr. Newman served as President, Chief Operating Officer and director, from February 1996 until June 2000 as Chief Executive Officer and from February 1997 to June 2000 as Chairman of the Board of Directors of Eckerd Corporation, a retail drug store chain. From January 1986 until May 1993, Mr. Newman was the President, Chief Executive Officer and a director of F&M Distributors, Inc., a retail drug store chain. Mr. Newman is also a director of JoAnn Stores, Inc., MTS Medication Technologies, Inc. and Medical Nutrition USA, Inc.

     Laurence S. Grafstein. Mr. Grafstein has served as a director of Jabil since April 2002. Mr. Grafstein has been Managing Director and co-head of Technology, Media and Telecommunications for Lazard Freres & Co. LLC since joining the firm in 2001. He has been an investment banker since 1990. Prior to joining Lazard Freres & Co., Mr. Grafstein headed the telecommunications practices at the investment banks Credit Suisse First Boston and Wasserstein Perella & Co. and was a co-founder of Gramercy Communications Partners LLC. Mr. Grafstein has earned a B.A. from Harvard, an M.Phil from Oxford University and a J.D. from the University of Toronto.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

     The affairs of Jabil are managed by the Board of Directors. Each member of the Board of Directors is elected at the annual meeting of stockholders each year or appointed by the incumbent Board of Directors and serves until the next annual meeting of stockholders or until a successor has been elected or approved.

Current Members of the Board of Directors

     The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board of Directors on which they serve, are identified below:

Committee
			Nominating	that administers
			and	stock option plans
	Audit	Compensation	Corporate Governance	for non-officers
Director	Committee	Committee	Committee	and non-directors
Laurence S. Grafstein			Chair
Mel S. Lavitt	✓	✓	✓
Timothy L. Main				✓
William D. Morean				✓
Lawrence J. Murphy
Frank A. Newman	✓	Chair	✓
Steven A. Raymund	Chair	✓	✓
Thomas A. Sansone

Role of the Board of Directors’ Committees

     The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees, and also has a committee that administers stock option plans for non-officers and non-directors.

     Audit Committee. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee was adopted on October 21, 2004 and is attached to this Proxy Statement as Exhibit A, and is available in the Investor Relations section of Jabil’s website (www.jabil.com). A copy of this charter may also be obtained upon request from Jabil’s Corporate Secretary. All of the members of the Audit Committee are independent within the meaning of the Securities and Exchange Commission (the “SEC”) regulations, the listing standards of the NYSE and Jabil’s Corporate Governance Guidelines. The Board of Directors has determined that each member of the Audit Committee is an audit committee financial expert within the meaning of the SEC regulations and that each member has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met 12 times during fiscal year 2004.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of Jabil’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board of Directors and makes recommendations to the Board of Directors regarding such candidates. The Committee also evaluates and makes recommendations to the Board of Directors in connection with its annual review of director independence and the Board of Directors’ performance self-evaluation. The charter of the Nominating and Corporate Governance Committee was adopted on October 17, 2002, and is available in the Investor Relations section of Jabil’s website (www.jabil.com). A copy of this charter may also be obtained upon request from Jabil’s Corporate Secretary. All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE and Jabil’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met five times and took action by written consent one time during fiscal year 2004.

     Compensation Committee. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of Jabil’s executive officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of Jabil’s Chief Executive Officer in light of those goals and objectives, and sets the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee is also generally empowered to administer Jabil’s 1992 Stock Option Plan and 2002 Stock Incentive Plan, each with respect to all individuals. The charter of the Compensation Committee was adopted on October 17, 2002, and is available in the Investor Relations section of Jabil’s website (www.jabil.com). A copy of this charter may also be obtained upon request from Jabil’s Corporate Secretary. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and Jabil’s Corporate Governance Guidelines. The Compensation Committee met five times and took action by written consent one time during fiscal year 2004.

     Committee that administers stock option plans for non-officers and non-directors. The committee that administers stock option plans for non-officers and non-directors administers Jabil’s 1992 Stock Option Plan and 2002 Stock Incentive Plan with respect to individuals who are neither directors nor officers of Jabil and currently consists of Messrs. Morean and Main. This committee met four times during fiscal year 2004.

Corporate Governance Guidelines

     In October 2004, the Board of Directors enhanced its Corporate Governance Guidelines which were originally adopted on July 17, 2003. The Corporate Governance Guidelines adopted by the Board of Directors exceed the new listing standards adopted during 2003 by the NYSE. The full text of the Corporate Governance Guidelines can be found in the Investor Relations section of Jabil’s website (www.jabil.com). A copy of these guidelines may also be obtained upon request from Jabil’s Corporate Secretary.

Selection of Nominees for the Board of Directors

     One of the tasks of the Nominating and Corporate Governance Committee is to identify and recruit candidates to serve on the Board of Directors. The Committee is responsible for providing a list of nominees to the Board of Directors for nomination at the annual meeting of the stockholders. The Committee will consider nominees for board membership suggested by its members and other Board of Directors members, as well as management and stockholders. The Committee may at its discretion retain a third-party executive search firm to identify potential nominees. Jabil’s Chief Executive Officer is included, on a non-voting basis, in the process of identifying candidates. The Committee will evaluate a prospective nominee against the standards and qualifications set out in Jabil’s Corporate Governance Guidelines. The Committee will take into account many factors in evaluating a prospective nominee, including, among other things, having integrity and being accountable, being able to exercise informed judgment, being financially literate, and having high performance standards.

     The Committee will consider nominees recommended by stockholders. The Committee will give consideration to these recommendations for positions on the Board of Directors where the Committee has not determined to re-nominate a qualified incumbent director. For each annual meeting of stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. An affiliated group of stockholders means stockholders constituting a group under SEC Regulation 13D. While the Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Committee will take into account the size and duration of a recommending stockholder’s ownership interest in Jabil. The Committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed from time to time by the Committee or the full Board of Directors for board candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency.

     All stockholder nominating recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee care of Jabil’s Corporate Secretary at Jabil’s principal headquarters, 10560 Dr.

Martin Luther King, Jr. Street North, St. Petersburg, FL 33716, and received by Jabil no later than August 18, 2005 in accordance with the requirements described under “Deadline for Receipt of Stockholder Proposals.” Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate.

     A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number of Jabil’s shares owned by the recommending stockholder and the time period for which such shares have been held;

•	If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of Jabil’s next annual meeting of stockholders.

     A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five-year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of Jabil);

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between Jabil and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with Jabil);

•	a description of the relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination;

•	a description of all relationships between the proposed nominee and any of Jabil’s competitors, customers, suppliers, labor unions or other persons with special interests regarding Jabil known to the recommending stockholder or director in Jabil’s filings with the SEC;

•	a statement supporting the nominating stockholder’s view that the proposed nominee possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for nominees or directors from time to time, including those that may be set forth in Jabil’s Corporate Governance Guidelines, and briefly describing the contributions that the nominee would be expected to make to the Board of Directors and to the governance of Jabil;

•	a statement as to whether, in the view of the nominating stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Jabil; and

•	the consent of the proposed nominee to be interviewed by the Nominating and Corporate Governance Committee, if the Nominating and Corporate Governance Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of Jabil.

Determinations of Director Independence

     In October 2004, the Board of Directors undertook its annual review of director independence. For a director to be considered independent, the Board of Directors must determine that the director does not have any material relationship with Jabil that falls within the eight categories below. The Board of Directors has established these categories to assist it in determining director independence, which conform to or are more exacting than the independence requirements in the NYSE listing standards. As required by the NYSE listing standards, the Board of Directors will consider all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. As a result of this review, the Board of Directors determined that a majority of directors of Jabil are independent, including Lawrence S. Grafstein, Mel S. Lavitt, William D. Morean, Frank A. Newman and Steven A. Raymund.

     As required by applicable law, the Board of Directors will make and publicly disclose its independence determination for each director when the director is first elected to the Board of Directors and annually thereafter for all nominees for election as directors. If the Board of Directors determines that a director who satisfies the NYSE listing standards is independent even though he or she does not satisfy all of Jabil’s independence requirements, this determination will be disclosed and explained in the next proxy statement as required by applicable law.

     A director will not be independent if the director falls within one of the following categories as determined by the Board of Directors or a committee thereof based on facts known to it in light of the meanings ascribed to those categories under applicable NYSE guidance where applicable and otherwise by the Board of Directors or a committee thereof within its discretion:

•	the director is employed by Jabil, or an immediate family member is an executive officer of Jabil;

•	the director receives more than $100,000 per year in direct compensation from Jabil, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	an immediate family member of the director is employed by Jabil and receives more than $100,000 per year in direct compensation from Jabil;

•	the director is affiliated with or employed by Jabil’s independent auditor, or an immediate family member is affiliated with or employed in a professional capacity by Jabil’s independent auditor;

•	a Jabil executive is on the compensation committee of the Board of Directors of a company which employs a Jabil director, or an immediate family member of that Jabil director, as an executive officer;

•	the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with Jabil and the sales by that company to Jabil or purchases by that company from Jabil, in any single fiscal year during, are more than the greater of two percent of the annual revenues of that company or $1 million;

•	the director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted for borrowed money to Jabil, or to which Jabil is indebted for borrowed money, and the total amount of either of such company’s indebtedness to the other at the end of the last completed fiscal year is more than two percent of the other company’s total consolidated assets; and

•	the director serves as an officer, director or trustee of a charitable organization, and Jabil’s discretionary charitable contributions to the organization are more than two percent of that organization’s total annual charitable receipts during its last completed fiscal year.

Board of Directors Meetings During Fiscal 2004

     The Board of Directors held a total of five meetings and took action by written consent five times during fiscal year 2004. All directors attended 75% or more of the aggregate number of Board of Directors meetings and committee meetings.

Policy Regarding Attendance at Annual Meeting of Stockholders

     Jabil’s Corporate Governance Guidelines requires all directors to endeavor to attend all annual stockholders meetings, absent unanticipated personal or professional obligations which preclude them from doing so. To facilitate such attendance, Jabil endeavors to schedule a regular meeting of the Board of Directors on the same date as the Annual Meeting. All of Jabil’s directors attended the 2003 Annual Meeting.

Directors’ Compensation

     During the 2004 fiscal year, non-employee directors received the following annual compensation, payable quarterly: $30,000 for serving as a member of the Board of Directors; $10,000 for serving as a non-chair member of the Audit Committee; $20,000 for serving as chair of the Audit Committee; $5,000 for serving as a non-chair member of the Compensation Committee or the Nominating and Corporate Governance Committee; and $10,000 for serving as the chair of Compensation Committee or the Nominating and Corporate Governance Committee. No director currently receives any additional cash compensation for attendance at Board of Directors or committee meetings. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, non-employee directors are also eligible to receive stock option grants pursuant to Jabil’s 2002 Stock Incentive Plan. For the 2004 fiscal year, each non-employee director received an option to purchase 10,000 shares of common stock of Jabil at a price per share equal to the fair market value of the common stock on the date of grant. See “Certain Transactions” for information regarding compensation payable to Mr. Murphy for certain consulting services.

Stockholder Communication with the Board of Directors

     Effective October 2004, the Nominating and Corporate Governance Committee approved a process for stockholders and other certain parties to communicate directly with non-Management members of the Board of Directors. Communications to non-Management directors must be in writing and sent Certified Mail in care of Jabil’s legal department to the address of Jabil’s headquarters. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of shares of Jabil that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication to the non-Management directors as an interested party, the nature of the person’s interest in Jabil;

•	any special interest, meaning an interest not in the capacity of a stockholder of Jabil, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

     Jabil’s legal department reviews all such correspondence and regularly forwards to the Board of Directors copies of all correspondence that, in the opinion of Jabil’s legal department, deals with the functions of the Board of Directors or committees thereof or that Jabil’s legal department otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Business Conduct and Ethics and Senior Code

     Jabil has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. In addition, Jabil has adopted a senior code of ethics entitled “Code of Ethics for the Principal Executive Officer and Senior Financial Officers of Jabil” that applies to the principal executive officer, president, principal financial officer, chief financial officer, the principal accounting officer and controller. The text of both documents can be found in the Investor Relations section of Jabil’s website (www.jabil.com). A copy of both documents may also be obtained upon request from Jabil’s Corporate Secretary. Jabil currently anticipates that any waivers from its Code of Ethics for the Principal Executive Officer and Senior Financial Officers will be posted on its website.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected KPMG LLP to audit the financial statements of Jabil for the fiscal year ending August 31, 2005 and to perform other appropriate services. KPMG LLP (or its predecessor firm) has audited Jabil’s financial statements since the fiscal year ended August 31, 1984. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

     The Audit Committee of Jabil Circuit, Inc. (“Jabil”) serves to assist Jabil’s Board of Directors in fulfilling the oversight responsibilities it has under the law with respect to financial reports and other financial information provided by Jabil to the public, Jabil’s systems of internal controls regarding finance and accounting that management and the Board of Directors have established and Jabil’s auditing, accounting and financial reporting processes generally.

     The Audit Committee is comprised solely of independent directors, as defined in recently implemented, more stringent listing standards of the New York Stock Exchange, as well as other statutory, regulatory and other requirements applicable to Jabil.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee annually reviews and assesses the adequacy of its charter in order to insure early or timely compliance with statutory, regulatory, listing and other requirements applicable to Jabil.

     Jabil’s management has primary responsibility for the preparation, presentation and integrity of Jabil’s financial statements and its financial reporting process. Jabil’s independent auditing firm, KPMG LLP, is responsible for expressing an opinion on the conformity of Jabil’s audited financial statements to generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.

     The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace the independent auditor. The Audit Committee also has periodic discussions with management and the independent auditor with regard to the quality and adequacy of Jabil’s internal controls. Management’s and the independent auditor’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

     In this context, the Audit Committee reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with Jabil’s management;

     2. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380);

     3. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence from Jabil; and

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Jabil’s Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Jabil’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004, for filing with the SEC. The Audit Committee has also appointed KPMG LLP Jabil’s independent auditors for the fiscal year ending August 31, 2005.

Submitted by the Audit Committee

Steven A. Raymund
Mel S. Lavitt
Frank A. Newman

     The information contained in the above Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filings.

Principal Accounting Fees and Services

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Jabil’s annual financial statements for the fiscal years ended August 31, 2004 and August 31, 2003, and fees billed for other services rendered by KPMG LLP during those periods.

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$2,197,000	$1,919,351
Audit-Related Fees	105,000	85,593
Tax Fees	2,215,000	984,506
All Other Fees	—	—

Total Fees	$4,517,000	$2,989,450

     Audit Fees. Consists of fees billed for professional services rendered for the audit of Jabil’s consolidated financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Jabil’s financial statements and are not reported under “Audit Fees.” These services include audits of financial statements of employee benefit plans, accounting consultations related to acquisitions, attest services that are not required by statute or regulation and consultations regarding financial accounting and reporting standards.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax planning (domestic and international) and expatriate tax compliance and planning.

     All Other Fees. Jabil did not incur any additional fees under this category.

Policy on Audit Committee Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services of the Independent Registered Public Accountants

     The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date. During fiscal year 2004, all services were pre-approved by the Audit Committee in accordance with this policy.

Recommendation of the Board of Directors

     If the stockholders do not approve the selection of KPMG LLP, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee of the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER INFORMATION

Share Ownership by Principal Stockholders and Management

     The following table sets forth the beneficial ownership of common stock of Jabil as of the Record Date by: (i) each of Jabil’s directors and nominees for director; (ii) each of the named executive officers listed in the Summary Compensation Table below; (iii) all current directors and executive officers of Jabil as a group; and (iv) each person known by Jabil to own beneficially more than 5% of the outstanding shares of its common stock. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire beneficial ownership of such shares within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 201,620,786 shares of Jabil’s common stock were issued and outstanding as of the Record Date.

	Number of	Percent of
Directors, Named Executive Officers and Principal Stockholders	Shares	Total
Principal Stockholders:
William D. Morean(1)(2)(3)	25,574,122	12.67%
c/o Jabil Circuit, Inc. 10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida 33716
Audrey M. Petersen(1)(4)	20,078,625	9.96%
c/o Jabil Circuit, Inc. 10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida 33716
Directors(3):
Thomas A. Sansone(5)	5,087,530	2.52%
Timothy L. Main(6)	1,198,155	*
Lawrence J. Murphy(7)	188,780	*
Mel S. Lavitt(8)	318,980	*
Steven A. Raymund(9)	102,980	*
Frank A. Newman(10)	90,980	*
Laurence S. Grafstein(11)	18,400	*
Named Executive Officers:
Mark T. Mondello(12)	487,715	*
Chris A. Lewis(13)	322,218	*
Scott D. Brown(14)	376,227	*
Michel Charriau(15)	58,300	*
All current directors and executive officers as a group (21 persons) (16)	35,344,501	17.19%

*	Less than one percent.

(1)	Includes 17,539,487 shares held by the William E. Morean Residual Trust, as to which Mr. William D. Morean and Ms. Audrey M. Petersen (Mr. Morean’s mother) share voting and dispositive power as members of the Management Committee created under the Trust.

(2)	Includes (i) 7,530,350 shares held by Cheyenne Holdings Limited Partnership, a Nevada limited partnership, of which Morean Management Company is the sole general partner, as to which Mr. Morean has sole voting and dispositive power, (ii) 316,900 shares held by Eagle’s Wing Foundation, a private charitable foundation of which Mr. Morean is a director and with respect to which Mr. Morean may be deemed to have shared voting and dispositive power, (iii) 20,493 shares held by the William D. Morean Trust, of which Mr. Morean is trustee, as to which Mr. Morean has sole voting and dispositive power, (iv) 150,980 shares subject to options held by Mr. Morean that are exercisable within 60 days of the Record Date, and (v) 15,912 shares beneficially owned by Mr. Morean’s spouse, over which Mr. Morean disclaims beneficial ownership.

(3)	Mr. Morean is a Director of Jabil in addition to being a Principal Stockholder. Mr. Main is a Named Executive Officer in addition to being a Director.

(4)	Includes (i) 2,457,728 shares held by Morean Limited Partnership, a North Carolina limited partnership, of which Morean-Petersen, Inc. is the sole general partner, as to which Ms. Petersen has shared voting and dispositive power; Ms. Petersen is the President of Morean-Petersen, Inc., (ii) 5,010 shares held by Audrey Petersen Revocable Trust, of which Ms. Petersen is trustee, as to which Ms. Petersen has sole voting and dispositive power, (iii) 40,400 shares held by the Morean Petersen Foundation, Inc., a private charitable foundation of which Ms. Petersen is a director and with respect to which Ms. Petersen may be deemed to have shared voting and dispositive power, and (iv) 36,000 shares held by the Alfred D. Petersen Revocable Trust, of which Ms. Petersen’s spouse is the trustee and has voting and dispositive power over the shares held by such trust.

(5)	Includes (i) 4,348,180 shares held by TASAN Limited Partnership, a Nevada limited partnership, of which TAS Management, Inc. is the sole general partner, as to which Mr. Sansone has sole voting and dispositive power; Mr. Sansone is President of TAS Management, Inc., (ii) 592,250 shares held by Life’s Requite, Inc., a private charitable foundation of which Mr. Sansone is a director and as to which Mr. Sansone may be deemed to have shared voting and dispositive power, and (iii) 147,100 shares subject to options held by Mr. Sansone that are exercisable within 60 days of the Record Date.

(6)	Mr. Main is also Chief Executive Officer and President of Jabil. Includes 1,090,544 shares subject to options held by Mr. Main that are exercisable within 60 days of the Record Date and 50,000 shares of restricted stock, of which Mr. Main has voting power, but not dispositive power.

(7)	Includes 182,780 shares subject to options held by Mr. Murphy that are exercisable within 60 days of the Record Date.

(8)	Includes (i) 50,980 shares subject to options held by Mr. Lavitt that are exercisable within 60 days of the Record Date, and (ii) 60,000 shares beneficially owned by Mr. Lavitt’s spouse, over which Mr. Lavitt disclaims beneficial ownership.

(9)	Includes (i) 35,260 shares subject to options held by Mr. Raymund that are exercisable within 60 days of the Record Date, and (ii) 2,000 shares beneficially owned by Mr. Raymund’s spouse.

(10)	The 90,908 shares beneficially owned by Mr. Newman consists entirely of shares subject to options held by Mr. Newman that are exercisable within 60 days of the Record Date.

(11)	Includes 11,400 shares subject to options held by Mr. Grafstein that are exercisable within 60 days of the Record Date.

(12)	Includes 457,750 shares subject to options held by Mr. Mondello that are exercisable within 60 days of the Record Date and 25,000 shares of restricted stock, of which Mr. Mondello has voting power, but not dispositive power.

(13)	Includes 240,210 shares subject to options held by Mr. Lewis that are exercisable within 60 days of the Record Date and 10,000 shares of restricted stock, of which Mr. Lewis has voting power, but not dispositive power.

(14)	Includes (i) 89,496 shares held by Scott D. Brown Revocable Living Trust, of which Mr. Brown is trustee, as to which Mr. Brown has sole voting and dispositive power, and (ii) 262,548 shares subject to options held by Mr. Brown that are exercisable within 60 days of the Record Date, and (iii) 20,000 shares of restricted stock, of which Mr. Brown has voting power, but not dispositive power.

(15)	Includes 29,100 shares subject to options held by Mr. Charriau that are exercisable within 60 days of the Record Date and 20,000 shares of restricted stock, of which Mr. Charriau has voting power, but not dispositive power.

(16)	Includes (i) 3,988,070 shares subject to options held by 12 executive officers, two employee directors and six non-employee directors that are exercisable within 60 days of the Record Date, (ii) 15,912 shares beneficially owned by Mr. Morean’s spouse, over which Mr. Morean disclaims beneficial ownership, (iii) 60,000 shares beneficially owned by Mr. Lavitt’s spouse, over which Mr. Lavitt disclaims beneficial ownership, (iv) 2,000 shares beneficially owned by Mr. Raymund’s spouse, and (v) 270,000 shares of restricted stock held by 12 executive officers and one employee director, of which the officers and director hold voting power, but not dispositive power. Does not include Chris A. Lewis, who is included as a “named executive officer” but who is no longer an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Jabil’s officers and directors, and persons who own more than ten percent of a registered class of Jabil’s equity securities, to file initial reports of ownership on

Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Jabil with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by Jabil from certain reporting persons, Jabil believes that, during the fiscal year ended August 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met, except that John Lovato failed to timely file a Form 4 relating to the exercise of a call option.

Compensation Committee Interlocks and Insider Participation

     Jabil’s Compensation Committee was formed in November 1992 and is currently composed of Messrs. Lavitt, Newman and Raymund. No member of the Compensation Committee is currently or was formerly an officer or an employee of Jabil or its subsidiaries. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

     The following table shows, as to (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers (a) whose salary plus bonus exceeded $100,000 during the last fiscal year, and (b) who served as executive officers at fiscal year end (collectively the “Named Officers”), information concerning compensation paid for services to Jabil in all capacities during the three fiscal years ended August 31, 2004:

		Annual			Long Term
		Compensation(1)			Compensation Awards(2)
					Restricted	Securities
Name and Principal	Fiscal			Other Annual	Stock	Underlying	All Other
Position	Year	Salary($)	Bonus($)	Compensation ($)	Award(s) ($)	Options(#)	Compensation($)(3)
Timothy L. Main	2004	$778,462	$944,371	$101,971 (4)	—	170,000	$21,326
Chief Executive Officer,	2003	736,923	222,000	—	—	115,600	17,837
President and Director	2002	700,000	210,000	—	—	248,900	22,317

Mark T. Mondello	2004	$449,039	$486,000	—	—	125,000	$12,352
Chief Operating Officer	2003	413,462	127,500	—	—	80,500	9,765
	2002	275,000	110,000	—	—	101,600	8,825

Chris A. Lewis(5)	2004	$399,039	$432,000	—	—	125,000	$11,115
Chief Financial Officer	2003	367,692	112,500	—	—	85,500	8,757
	2002	280,000	112,000	—	—	96,800	8,988

Scott D. Brown	2004	$384,616	$415,800	—	—	115,000	$10,698
Executive Vice	2003	367,308	112,500	—	—	80,500	8,738
President	2002	275,000	110,000	—	—	97,300	8,825

Michel Charriau	2004	$408,700	$361,120	—	—	115,000	$5,787
European Chief Operating	2003	261,422	70,041	—	$214,500 (6)	20,000	-0-
Officer	2002	-0-	-0-	—	—	-0-	-0-

(1)	Compensation deferred at the election of executive is included in the year earned.

(2)	Jabil does not have any long-term incentive plans within the meaning of SEC rules.

(3)	Represents payments pursuant to Jabil’s Profit Sharing Plan. The Board of Directors determines the aggregate amount of payments under the plan based on quarterly financial results. The actual amount paid to individual participants is based on the participant’s salary and bonus actually paid (not necessarily earned) during such quarter.

(4)	Amount paid to Mr. Main to be used to pay a $75,000 deposit for a club membership and $26,971 for estimated taxes payable by Mr. Main on the deposit amount.

(5)	Mr. Lewis was the Chief Financial Officer until August 31, 2004.

(6)	The amounts for fiscal year 2003 represent the market value based on the closing price of the common stock on the grant date, December 1, 2002. The awards vest over three fiscal years, 2003 (3,000 shares), 2004 (3,000 shares), and 2005 (4,000 shares) subject to meeting certain performance measures. As of August 31, 2004, the total number of restricted stock issued was 10,000 and the market value of those shares was $206,300.

Option Grants in Last Fiscal Year

     The following table sets forth information as to stock options granted to all Named Officers during the fiscal year ended August 31, 2004. These options were granted under our existing equity compensation plans and, unless otherwise indicated, provide for vesting as to 12% of the underlying common stock six months after the date of grant, then 2% per month thereafter. Options were granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant. The amounts under “Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term” represent the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over their exercise price for the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

	Individual Grants

						Potential Realizable
			Percent of			Value at Assumed
	Number of		Total			Annual Rate of Stock
	Securities		Options			Price Appreciation for
	Underlying		Granted to	Exercise		Option Term($)
	Options		Employees in	Price Per	Expiration
Name	Granted(#)		Fiscal Year	Share	Date	5%	10%
Timothy L. Main	105,000		2.20%	$26.14	10/02/13	$1,726,127	$4,374,345
	65,000	(1)	1.36%	$26.75	12/16/13	$1,093,491	$2,771,120
Mark T. Mondello	75,000		1.57%	$26.14	10/02/13	$1,232,948	$3,124,532
	50,000	(1)	1.05%	$26.75	12/16/13	$841,147	$2,131,631
Chris A. Lewis	75,000		1.57%	$26.14	10/02/13	$1,232,948	$3,124,532
	50,000	(1)	1.05%	$26.75	12/16/13	$841,147	$2,131,631
Scott D. Brown	65,000		1.36%	$26.14	10/02/13	$1,068,555	$2,707,928
	50,000	(1)	1.05%	$26.75	12/16/13	$841,147	$2,131,631
Michel Charriau	65,000		1.36%	$26.14	10/02/13	$965,100	$2,391,862
	50,000	(1)	1.05%	$26.75	12/16/13	$841,147	$2,131,631

(1) These options consist of performance accelerated vesting options that provide for vesting without regard to performance standards on the seventh anniversary of the date of grant. However, the options also provide for accelerated performance-based vesting if Jabil’s total shareholder return exceeds the weighted average total shareholder return of peer companies by specified percentages during specified time periods.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth certain information concerning the exercise of options during the fiscal year ended August 31, 2004, and the aggregate value of unexercised options at August 31, 2004, for each of the Named Officers. Jabil does not have any outstanding stock appreciation rights.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	Shares Acquired on	Value	August 31, 2004(#)		August 31, 2004($)(2)
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy L. Main	—	—	1,037,242	284,758	$5,398,320	$833,115
Mark T. Mondello	—	—	434,776	172,824	$4,069,753	$433,367
Chris A. Lewis	—	—	234,192	173,800	$1,228,835	$446,764
Scott D. Brown	—	—	241,268	163,270	$1,361,140	$426,104
Michel Charriau	—	—	21,000	114,000	$7,444	$11,160

(1)	The closing price for Jabil’s common stock as reported through the NYSE on August 31, 2004 was $20.63. “Value Realized” is calculated on the basis of the difference between the option exercise price and $20.63 multiplied by the number of shares of common stock to which the exercise relates.

(2)	These values, unlike the amounts set forth in the column entitled “Value Realized,” have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of Jabil’s common stock on August 31, 2004, the last day of trading for fiscal 2004.

Change in Control Arrangements

     All options issued under Jabil’s 1992 Stock Option Plan and the 2002 Stock Incentive Plan provide that, in the event of a change in control of Jabil, any award outstanding under the 2002 Stock Incentive Plan on the date of such change in control that is not yet vested will become fully vested on the earlier of (i) the first anniversary of the date of such change in control, if the grantee’s continuous status as an employee or consultant of Jabil does not terminate prior to such anniversary, or (ii) the date of termination of the grantee’s continuous status as an employee or consultant of Jabil as a result of termination by Jabil or its successor without cause or resignation by the grantee for good reason. However, an award will not become fully vested due to a change in control if the grantee’s continuous status as an employee or consultant terminates as a result of termination by Jabil or its successor for cause or resignation by the grantee without good reason.

     The 2002 Stock Incentive Plan and the 1992 Stock Option Plan provide that, in the event of a proposed dissolution or liquidation of Jabil, all outstanding awards will terminate immediately before the consummation of such proposed action. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any option awarded under the 2002 Stock Incentive Plan or the 1992 Stock Option Plan, or stock appreciation right awarded under the 2002 Stock Incentive Plan, will terminate as of a date fixed by the Board of Directors and give each grantee the right to exercise his option or stock appreciation right as to all or any part of the stock covered by such award, including shares as to which the option or stock appreciation right would not otherwise be exercisable.

     In the event of a merger of Jabil with or into another corporation, or the sale of substantially all of the assets of Jabil, each outstanding option awarded under the 2002 Stock Incentive Plan and the 1992 Stock Option Plan, and each stock appreciation right awarded under the 2002 Stock Incentive Plan, will be assumed or an equivalent option and stock appreciation right will be substituted by the successor corporation, unless otherwise determined by the Board of Directors in its discretion. If such successor or purchaser refuses to assume or provide a substitute for the outstanding options or stock appreciation rights, the 2002 Stock Incentive Plan and the 1992 Stock Option Plan provide for the acceleration of the exercisability and termination of all or some outstanding and unexercisable options and stock appreciation rights, unless otherwise determined by the Board of Directors in its discretion. In the event of the acquisition by any person, other than Jabil, of 50% or more of Jabil’s then outstanding securities, unless otherwise determined by the Board of Directors in its discretion, all outstanding options and stock appreciation rights which are vested and exercisable shall be terminated in exchange for a cash payment.

CERTAIN TRANSACTIONS

     During 2004, Jabil was a party to an agreement with an entity (“Indigo”) controlled by William D. Morean, a director of Jabil, for Jabil’s use of Indigo’s aircraft for Jabil’s business purposes. Under the lease, Jabil paid market competitive hourly rental rates and certain ancillary costs incurred while the aircraft was being used by Jabil, such as fuel, oil, landing fees, etc. Jabil did not pay for Mr. Morean’s personal use of the aircraft. During the fiscal year ended August 31, 2004, Jabil paid approximately $38,000 for its use of Indigo’s aircraft. Mr. Morean also had an agreement with Jabil at market competitive rates for the limited use of Jabil’s flight crew to operate a non-Jabil aircraft for non-Jabil use. During the fiscal year ended August 31, 2004, Mr. Morean paid Jabil approximately $150,000 for such flight crew’s services and the cost of pilot training attributable to Indigo’s aircraft. Jabil and Indigo also insure their respective aircraft under a mutual policy, which enabled Jabil to take advantage of a quantity discount for aircraft insurance and pay less for its aircraft insurance than it would pay without the Indigo aircraft on the policy. During the fiscal year ended August 31, 2004, Jabil paid approximately $89,000 for the portion of the cost of the policy attributable to Indigo’s aircraft, which was subsequently reimbursed by Indigo.

     During 2004, Thomas A. Sansone, a director of Jabil, had an agreement with Jabil at market competitive rates for the limited use of Jabil’s flight crew to operate a non-Jabil aircraft for non-Jabil use. During the fiscal year ended August 31, 2004, Mr. Sansone paid Jabil approximately $67,000 for such flight crew’s services.

     Mr. Murphy, a director of Jabil, also worked for Jabil as a consultant during fiscal year 2004. His consulting agreement expired in February 2004. For the fiscal year ended August 31, 2004, Mr. Murphy received a base consulting fee of $115,000.

     Mr. Charles A. Main, a brother of Timothy L. Main, the Chief Executive Officer, President and a director of Jabil, is employed by Jabil’s Business Development division and earned an aggregate compensation of $156,391 during fiscal year 2004, which included base salary, bonus, profit sharing, other routine employee benefits.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     The Committee’s Responsibilities: The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside directors. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the compensation of Jabil’s executive officers.

     Compensation Philosophy: The Committee has approved principles for the management compensation program which:

•	encourage the development and the achievement of strategic objectives that enhance long term stockholder value;

•	attract, retain and motivate key personnel who contribute to long term success of Jabil; and

•	provide a compensation package that recognizes individual contributions and company performance.

     Compensation Methodology: Jabil strives to provide a comprehensive executive compensation program that is competitive and performance based in order to attract and retain superior executive talent. In making its recommendations to the Committee, management reviews market data and assesses Jabil’s competitive position for three components of executive compensation: (1) base salary; (2) annual incentives; and (3) long term incentives. To assist in benchmarking the competitiveness of its compensation programs, Jabil uses Mercer Human Resource Consulting (“Mercer”), a nationally recognized executive compensation firm. Mercer utilizes a number of national compensation surveys and provides databases for companies of similar size to Jabil, as well as specific analysis of the compensation information contained in the proxy statements of a number of companies in the same industry as Jabil.

     Components of Compensation:

•	Base Salary. Base salary for all executive officer positions is targeted to be competitive with the salaries of comparable executives at technology companies of similar size and is also intended to reflect consideration of an officer’s experience, business judgment and role in developing and implementing overall business strategy for Jabil. Base salaries are based upon qualitative and subjective factors and no specific formula is applied to determine the weight of each factor.

•	Bonuses. Bonuses for executive officers are intended to reflect Jabil’s belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of Jabil, as well as the individual’s contribution. Bonuses are paid on an annual or quarterly basis and are based on quantitative and subjective factors, including the pre tax profitability of Jabil, business development and operational performance, earnings per share, returns on invested capital and other measures of performance appropriate to the officer compensated.

•	Long Term Incentives. Jabil utilizes restricted stock and stock options as long term incentives to attract and retain key personnel or reward exceptional performance. Stock awards are granted periodically by the Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of Jabil’s common stock on the last market trading day prior to the date of determination (determined in accordance with the option plan) and grants made during the last fiscal year generally vest over a period of 50 months. Stock awards are designed to create an incentive to increase stockholder value over the long term.

     Chief Executive Officer and President Compensation: The base salary of Timothy L. Main, Chief Executive Officer and President, was increased to be competitive with the average salaries of comparable executives at technology companies of similar size, based on the findings of the Mercer report. The Committee also awarded a bonus to Mr. Main based upon the same types of factors other executive bonuses were determined upon as outlined above during fiscal year 2004. The amount of stock awards granted to Mr. Main as a long term incentive was based on the Committee’s evaluation of similar awards made by comparable companies and Mr. Main’s contribution to Jabil’s performance.

     IRS Limits on Deductibility of Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended, with certain exceptions, limits Jabil’s tax deduction for compensation paid to Named Executives to $1,000,000 per covered executive year. Jabil expects no adverse tax consequences under Section 162(m) for fiscal year 2004.

By the Compensation Committee

Frank A. Newman
Mel S. Lavitt
Steven A. Raymund

     The information contained in the above Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filings.

STOCK PRICE PERFORMANCE GRAPH

     The following Performance Graph and table show a comparison of cumulative total stockholder return, assuming the reinvestment of dividends, from a $100 investment in the common stock of Jabil over the five-year period ending August 31, 2004, with the cumulative stockholder return on the (1) Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and (2) a peer group that includes Celestica Inc., Flextronics International Ltd., Sanmina-SCI Corporation and Solectron Corporation (the “Peer Group”).

	8/31/1999	8/31/2000	8/31/2001	8/31/2002	8/30/2003	8/31/2004
Jabil Circuit	100.0	284.63	103.12	83.49	125.64	92.07
S&P500	100.0	116.32	87.96	72.13	80.83	90.08
Peer Group	100.0	171.63	65.18	25.08	35.20	30.11

     The information contained in the above Performance Graph and table shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filings.

OTHER PROCEDURAL MATTERS

     Jabil knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as Jabil may recommend.

     Jabil’s Annual Report on Form 10-K, as filed by Jabil with the SEC (excluding exhibits), is a portion of the Annual Report that is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report, including the Annual Report on Form 10-K is not to be considered part of this proxy solicitation material.

THE BOARD OF DIRECTORS

St. Petersburg, Florida
December 16, 2004

EXHIBIT A

Jabil Circuit, Inc.

AUDIT COMMITTEE CHARTER

Role and Purpose

The purpose of the audit committee of the board of directors of Jabil Circuit, Inc. (the “Company”) is to assist the board of directors in fulfilling the oversight responsibilities it has with respect to (1) integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s independent auditor, and (4) the performance of the Company’s independent auditor and the Company’s internal audit function. The Company’s independent auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the shareholders. The audit committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent auditors and management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Composition

Members of the audit committee shall be elected annually by the full board on the recommendation of the Nominating/Corporate Governance Committee and shall hold office until the earlier of (1) the election of their respective successors, (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death), or (3) their resignation from the committee. The chairperson of the Committee may be selected by the board of directors or, if it does not do so, the committee members may elect a chairperson by vote of a majority of the full committee.

The membership of the committee shall consist of at least three directors, each of whom shall satisfy the independence, financial literacy and experience requirements of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, as in effect from time to time. At least one member of the committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission).

No audit committee member shall serve on the audit committee of more than three public companies, unless the Company’s board of directors determines that it does not believe that such service would impair the member’s ability to effectively service on the audit committee.

Authority and Responsibilities

The committee shall have the sole authority to hire and fire the Company’s independent auditor, to approve all audit engagement fees and terms, and to approve all significant non-audit engagements with the independent auditor. The committee shall be directly responsible for the selection and appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the committee.

The committee shall review in advance, and grant any appropriate preapprovals of, (1) all auditing services to be performed by the independent auditor and (2) all non-audit services (including the material terms thereof) to be provided by the independent auditor as permitted under the Securities Exchange Act of 1934, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and Rule 2-01(c)(7)(i)(C) of Regulation S-X which are approved by the committee prior to completion of the audit. The committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the committee at its next meeting.

The committee shall have the authority to obtain advice and assistance from outside legal, accounting or other advisors, as it determines necessary to carry out it duties, and shall be empowered to retain and compensate these advisors without seeking board approval. The committee shall determine the extent of funding necessary for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any outside legal, accounting or other advisors retained to advise the committee. The committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The audit committee, to the extent it deems necessary or appropriate, shall:

•	Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under the section in any filing with the Securities and Exchange Commission entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review and discuss proposed earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to analysts and rating agencies. It is anticipated that these discussions will include, as applicable:

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	major issues as to the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of the disclosures about changes in internal control over financial reporting;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and any significant changes in the Company’s selection or application of accounting principles;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•	the type and presentation of information to be included in earnings press releases;

•	quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, audit adjustments (whether or not recorded);

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

•	such other inquiries as may be deemed appropriate by the audit committee.

•	Recommend to the board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review with the independent auditor any audit problems or difficulties (including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management) and management’s response. It is anticipated that these discussions will include, as applicable:

•	any material accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise);

•	any material communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

•	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

•	Discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under the Securities Exchange Act of 1934 with respect to non-audit services provided by the independent auditor.

•	Review disclosures made to the committee by the Company’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	On an annual basis, review and discuss with the independent auditor all relationships between the independent auditor and the Company in order to evaluate the independent auditor’s continued independence. The committee shall ensure annual receipt of a formal written statement from the independent auditor consistent with the standards set by the Independence Standards Board and shall discuss with the independent auditor all relationships or services that may affect auditor independence or objectivity.

•	At least annually, obtain and review a report by the independent auditor describing (1) the independent auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company.

•	Review all reports required to be submitted by the independent auditor to the committee under the Securities Exchange Act of 1934.

•	Evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, and taking into account the opinions of management and the Company’s internal auditors, and present conclusions it deems appropriate with respect to the independent auditor to the full board of directors.

•	Confirm that the lead audit partner, or the audit partner responsible for reviewing the audit, of the independent auditor has not performed audit services for the Company for each of the five previous fiscal years, and consider whether, in order to assure continuing auditor independence, there should be regulation rotation of the independent auditing firm on a regular basis.

•	Set hiring policies for employees or former employees of the independent auditor.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•	Meet separately in person or telephonically, periodically, with management, with internal auditors and with the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the committee deem appropriate.

•	Discuss the responsibilities, budget and staffing of the Company’s internal audit function.

•	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Establish procedures for (1) the receipt, retention and treatment of complaints from employees of the Company on accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Prepare the report required by the proxy rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement (or Form 10-K) and any other committee reports required by applicable securities laws or stock exchange listing requirements or rules.

•	Report regularly to the board of directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the Company’s internal audit function.

•	Review this charter annually for possible revision.

Interpretations and Determinations

The committee and the board of directors shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Evaluation

The committee shall conduct an annual performance evaluation of the committee.

Disclosure

This charter shall be made available on the Company’s website.

Limitation of Audit Committee’s Role

It is not the duty of the audit committee to prepare financial statements, to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

DETACH HERE

PROXY

JABIL CIRCUIT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints ROBERT L. PAVER and FORBES I.J. ALEXANDER, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock of Jabil Circuit, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Circuit, Inc., to be held at the Vinoy Country Club, Sunset Ballroom, 600 Snell Isle Boulevard, St. Petersburg, Florida 33704, on Thursday, January 20, 2005, at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

YOU MAY VOTE BY INTERNET OR BY MAIL. PLEASE NOTE, ALL VOTES CAST BY THE INTERNET MUST BE CAST PRIOR TO 11:59 P.M. EASTERN STANDARD TIME, JANUARY 19, 2005.

To Vote by Internet:	To Vote by Mail:
It’s fast, convenient, and your vote is immediately confirmed and posted.	Please return your proxy in the enclosed Business Reply Envelope to:
Proxy Services c/o EquiServe Trust Company N.A. P.O. Box 8078 Edison, New Jersey 08818-9350

Follow these four steps, which comply with Delaware law regarding proxies granted by means of electronic transmission:

1.	Read the accompanying Proxy Statement and Proxy Card;

2.	Go to the Web site http://www.eproxyvote.com/jbl;

3.	Have the Proxy Card you received in hand when accessing the site; and

4.	Follow the instructions provided.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET.

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving stockholder material electronically via the Internet helps reduce Jabil’s mailing and printing costs. To receive future proxy materials electronically, if made available by Jabil, go to: http://www.econsent.com/jbl and follow the instructions provided. Your participation in this program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time by going to: http://www.econsent.com/jbl on the Internet.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark
[X]	votes as in
this example.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

1. Election of Directors						FOR	AGAINST	ABSTAIN
NOMINEES:	(01) William D. Morean, (02) Thomas A. Sansone,
(03) Timothy L. Main, (04) Lawrence J. Murphy,
(05) Mel S. Lavitt, (06) Steven A. Raymund,
(07) Frank A. Newman and
(08) Laurence S. Grafstein

	FOR		WITHHELD	2.	To ratify the	[ ]	[ ]	[ ]
[ ]	ALL	[ ]	FROM ALL		selection of
	NOMINEES		NOMINEES		KMPG LLP as independent registered public accountants for Jabil.

[ ]				3.	With discretionary
For all nominees except as noted on the line above by specifying the number next to such nominee’s name					authority on such other matters as may properly come before the Annual Meeting.

		MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING					[ ]

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT					[ ]

The Annual meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:_____________________      Date:___________     Signature:_____________________      Date:___________